Exhibit 99.1

NEWS RELEASE

Expand Energy Corporation Names Danny Brown

President and Chief Executive Officer

Proven energy leader to head North America’s leading integrated natural gas company

SPRING, Texas – October 19, 2026 – Expand Energy Corporation (NASDAQ: EXE) (“Expand Energy” or the “Company”), the largest natural gas producer in North America, today announced that its Board of Directors (the “Board”) has appointed Daniel E. Brown as President and Chief Executive Officer, effective October 26. Brown will also be appointed to the Board. Michael A. Wichterich, who has served as Interim President and Chief Executive Officer since February 2026, will return to his role as Non-Executive Chairman of the Board.

“With deep industry experience, a proven track record of leading high-performing organizations through transformation, and a demonstrated ability to create significant shareholder value, Danny is well positioned to help accelerate Expand Energy’s momentum and deliver as North America’s leading integrated natural gas company,” said Chairman of the Board Michael A. Wichterich. “He will take a company that is already North America’s largest producer and marketer of natural gas and make it even better. Danny is the right leader at the right time to help Expand Energy deliver on its vast potential. The Board looks forward to him leading the next phase of Expand Energy's journey, building on the strong foundation created by the talented people across our organization.”

“Expand Energy is unmatched with its scaled portfolio of premier assets in the most important gas-producing regions, enhanced by a differentiated commercial platform that serves customers from coast to coast,” said Chief Executive Officer Brown. “The opportunity ahead for value creation is significant. LNG exports, growing power demand and new industrial investment are creating a greater need for reliable energy, and Expand Energy is uniquely positioned with the resources and capabilities to meet that need. I am honored the Board has entrusted me to lead this high-potential company into its next era. Together, with the talented team at Expand Energy, I look forward to turning the company’s competitive advantages into sustained, differentiated performance for our shareholders.”

Brown joins Expand Energy following a successful tenure as President, Chief Executive Officer and member of the Board of Directors of Chord Energy (NASDAQ: CHRD). Under his leadership, Chord successfully executed a strategic portfolio transformation that created significant shareholder value. A seasoned energy executive with extensive experience across upstream and midstream operations, Brown spent nearly 20 years with Anadarko Petroleum, where he held leadership roles spanning international and deepwater development, as well as U.S. onshore operations.

Brown’s appointment follows a comprehensive search led by Expand Energy’s Board with the assistance of a leading search firm, evaluating both internal and external candidates.

About Expand Energy

Expand Energy Corporation (NASDAQ: EXE) is North America’s leading integrated natural gas company reaching customers from coast to coast across the U.S. and Canada. As the largest natural gas producer in the U.S., we are powered by innovative employees committed to expanding America’s energy reach to fuel a more affordable, reliable, lower carbon future.

INVESTOR CONTACT:	MEDIA CONTACT:	EXPAND ENERGY CORPORATION
Brittany Raiford (405) 935-8870 ir@expandenergy.com	Meghan Macdonald (346) 443-6419 media@expandenergy.com	10000 Energy Drive Spring, TX 77389

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "aim", "predict", "should", "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.” The absence of such words or expressions does not necessarily mean the statements are not forward-looking. Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements are described under Risk Factors in Item 1A of Part I of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission (“SEC”). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to the Company’s filings with the SEC that are available through the Company’s website at www.expandenergy.com or through EDGAR at www.sec.gov. We caution you not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of the date of this release, and we undertake no obligation and have no intention to update any forward-looking statement, except as required by law. We urge you to carefully review and consider the disclosures in this release and our filings with the SEC that attempt to advise interested parties of the risks and other factors that may affect our business. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

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